UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2025

BIOCARDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38999	23-2753988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Soquel Way Sunnyvale, California 94085
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 226-0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BCDA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2025, the Board of Directors (the “Board”) of BioCardia, Inc. (the “Company” or “BioCardia”) appointed Marvin Slosman as a member of the Board, with an initial term beginning immediately and expiring at BioCardia’s 2028 Annual Meeting of Shareholders, or until his successor is duly elected and qualified. Mr. Slosman is President, Chief Executive Officer and a director of InspireMD, Inc., a NASDAQ listed medical device company focused on vascular and carotid artery disease management solutions. He has served in that capacity since January 2020.

The Board has determined that Mr. Slosman qualifies as an independent director under the corporate governance standards of Nasdaq, and there are no arrangements or understandings between Mr. Slosman and any other persons pursuant to which Mr. Slosman was selected as a director. The Board has appointed Mr. Slosman to serve on the Company’s Audit Committee. The Company is not aware of any transaction involving Mr. Slosman requiring disclosure under Item 404(a) of Regulation S-K.

As compensation for his service on the Board, Mr. Slosman will receive cash and equity compensation provided by the Company’s Non-Employee Director Compensation Policy, as it may be adjusted by the Board from time to time as described in the Company’s 2025 Proxy Statement.

In addition, the Company and Mr. Slosman will enter into the Company’s standard form of indemnification agreement for directors.

Dr. Richard Krasno, who has served on the Company’s board of directors since 2016, completed his term on the board of directors on December 2, 2025. Dr. Krasno’s departure was not because of any disagreement with the Company on any matter relating to its operations, policies or practices.

Item 5.07         Submission of Matters to a Vote of Security Holders.

On December 2, 2025, the Company held its Annual Meeting. Present at the Annual Meeting in person or by proxy were holders of 5,913,667 shares of the Company’s common stock, representing 55.72% of the voting power of the shares of the Company’s common stock as of October 8, 2025, the record date for the Annual Meeting, and constituting a quorum for the transaction of business. The matters before the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on November 3, 2025.

Proposal 1 – Election of Directors. The following nominees were elected as Class III directors to serve until the 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

Nominee	Votes For	Withheld	Broker Non-votes

Marvin Slosman	3,550,719	198,084	2,164,864

Jay M. Moyes	3,550,555	198,248	2,164,864

Simon H. Stertzer, M.D.	3,557,464	191,339	2,164,864

Proposal 2 – Approval of an amendment, restatement and extension to our 2016 Equity Incentive Plan. The amendment to (i) extend the term of the Restated Plan until October 31, 2035, (ii) change the automatic share reserve increase pursuant to the Restated Plan to automatically increase the number of shares available for issuance under the Restated Plan on the date of this Annual Meeting and the first day of each fiscal year following this Annual Meeting, in an amount equal to, subject to the limitations in the 2016 Plan, four percent (4.0%) of the outstanding shares on the day immediately preceding each automatic increase, and (iii) limit the portion of the share reserve available for issuance pursuant to the exercise of incentive stock options, was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
2,654,280	478,152	616,371	2,164,864

Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of PKF San Diego, LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025, was ratified.

Votes For	Votes Against	Abstentions	Broker Non-votes
5,675,396	66,239	172,032	---

Proposal 4 – Approval, on an Advisory Basis, of the Company’s Executive Compensation. The Company’s executive compensation was approved on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-votes
2,863,009	107,183	778,611	2,164,864

Item 7.01         Regulation FD Disclosure.

On December 2, 2025, the BioCardia issued a press release announcing the appointment of Marvin Slosman to its board of directors and the completion of Dr. Richard Krasno’s term on the board of directors, a copy of which is furnished as exhibit 99.1 to the Current Report of Form 8-K and is incorporated by reference herein.

The information furnished to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any registration statement of filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified in such filing as being incorporated by reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	BioCardia, Inc. press release dated December 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCARDIA, INC.

/s/ Peter Altman, Ph.D.
Peter Altman, Ph.D.
President and Chief Executive Officer

Date: December 3, 2025